EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Media Contacts:
D. Ashley Lee Executive Vice President, Chief Financial Officer and Chief Operating Officer Phone: 770-419-3355	Katie Brazel Fleishman Hillard Phone: 404-739-0150

 CryoLife and Regeneration Technologies Enter Into Exchange and Service Agreement

CryoLife to sharpen focus on core cardiovascular business

ATLANTA…(December 19, 2006)…CryoLife, Inc., (NYSE: CRY), a biomaterials and biosurgical device company, and Regeneration Technologies Inc., (RTI) (Nasdaq: RTIX), a Florida-based processor of biologic implants, today announced that they have entered into an exchange and service agreement respecting their orthopedic and cardiovascular activities.

According to the agreement, CryoLife will cease accepting donated human orthopedic tissues for processing on January 1, 2007 and will work to transition existing arrangements for recovery of human orthopedic tissue to RTI. Likewise on January 1, 2007, RTI will cease accepting donated human cardiovascular tissues for processing and will work to transition its arrangements for recovery of human cardiovascular tissue to CryoLife. Certain physical assets will also be transferred between the parties. No cash was exchanged in the transaction.

“This agreement will allow each gift of donated cardiac, vascular and orthopedic tissue to be processed by an organization that has a greater focus on surgeries utilizing that specific type of donated tissue, thereby improving how these gifts are processed for their intended purpose,” said Steven G. Anderson, president and chief executive officer, CryoLife, Inc. Mr. Anderson added, “CryoLife will now sharpen its corporate focus on its core business of developing and providing innovative products and preserved tissues to cardiac and vascular surgeons and their patients.”

“We are very enthusiastic about this agreement and the benefits it will bring to our recovery agencies, surgeons and patients,” said Brian K. Hutchison, RTI chairman, president and chief executive officer. “These gifts of donated tissue will be prepared for transplantation with best-in-class technologies and maximized to help as many patients as possible. RTI will now be better able to meet the demand for our sports medicine implants, sterilized through our proprietary BioCleanse® process. In turn, CryoLife will be better able to meet the demand for their cardiac and vascular implants.”

RTI will continue to distribute its existing cardiovascular tissue inventory and CryoLife will continue to distribute its existing orthopedic tissue inventory through June 30, 2008. After that date, CryoLife will become entitled to distribute RTI’s remaining cardiovascular tissue inventory and RTI will become entitled to distribute CryoLife’s remaining orthopedic tissue inventory through December 31, 2008. Under the agreement, from July 1, 2008 through December 31, 2016, CryoLife has agreed not to market or solicit orders for certain human orthopedic tissues for sports injuries and RTI has agreed not to market or solicit orders for human cardiac and vascular tissues.

CryoLife Investor Conference Call

CryoLife will hold a teleconference call and live webcast on Wednesday, December 20, 2006, at 11:00 a.m. Eastern Time to discuss this transaction, followed by a question and answer session hosted by Mr. Anderson.

To listen to the live teleconference please dial 201-689-8261 a few minutes prior to 11:00 a.m. A replay of the teleconference will be available December 20 - 27, 2006 and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415. The account number for the replay is 244 and the conference number is 224239.

The live webcast and replay, as well as a copy of this press release, can be accessed by going to the Investor Relations section of the CryoLife web site at www.cryolife.com and selecting the heading Webcasts & Presentations.

About CryoLife, Inc.

Founded in 1984, CryoLife, Inc. is a leader in the processing and distribution of implantable living human tissues for use in cardiovascular and vascular surgeries throughout the United States and Canada. The Company's BioGlue® Surgical Adhesive is FDA approved as an adjunct to sutures and staples for use in adult patients in open surgical repair of large vessels. BioGlue is also CE marked in the European Community and approved in Canada and Australia for use in soft tissue repair. The Company also distributes the CryoLife-O'Brien® stentless porcine heart valve and the SG Model 100 vascular graft, which are CE marked for distribution within the European Community. For additional information about the company, visit CryoLife’s Web site:   http://www.cryolife.com.

About Regeneration Technologies, Inc.

RTI processes allograft and xenograft tissue into shaped implants for use in orthopedic and other surgeries with a commitment to science, safety and innovation.

RTI also holds the patents on BioCleanse, the only proven tissue sterilization process validated to eliminate viruses, bacteria, fungi and spores from tissue without impacting the structural or biomechanical integrity of the tissue. The company has distributed more than half a million allograft implants sterilized with the BioCleanse process with zero incidence of infection. RTI is accredited by the American Association of Tissue Banks and was named a 2004 Technology Pioneer by the World Economic Forum. For more information about RTI, visit the company's Web site at www.rtix.com.

Statements made in this press release regarding CryoLife that look forward in time or that express beliefs, expectations or hopes, including statements regarding the expected impact of the exchange and service agreement, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These future events may not occur as and when expected, if at all, and, together with CryoLife's business, are subject to various risks and uncertainties. These risks and uncertainties include that the impact of the exchange and service agreement may not have some or all of the positive benefits anticipated, that sources of cardiovascular and vascular tissue procurement for RTI may choose not to make that tissue available to CryoLife or may not be able to meet CryoLife’s tissue processing standards, that expected cost savings and synergies may not occur when and as anticipated, that CryoLife's recently announced strategic directives may not generate anticipated revenue and earnings growth, CryoLife's efforts to continue to increase revenue may not be effective, since their effectiveness is subject to such factors as competitive pressures and tissue availability, that CryoLife's efforts to develop and introduce new products outside the U.S. may be unsuccessful, that CryoLife's efforts to improve procurement and tissue processing yields may not continue to prove effective, the possibility that the FDA could impose additional restrictions on CryoLife's operations, require a recall, or prevent CryoLife from processing and distributing tissues or manufacturing and distributing other products, that products and services under development, including BioDisc, may not be commercially feasible, CryoLife's SynerGraft products may not receive FDA approval when anticipated or at all, that CryoLife may not have sufficient borrowing or other capital availability to fund its business, that pending litigation cannot be settled on terms acceptable to CryoLife, that CryoLife may not have sufficient resources to pay punitive damages (which are not covered by insurance) or other liabilities in excess of available insurance, the possibility of decreases in CryoLife's working capital if cash flow does not improve, that to the extent CryoLife does not have sufficient resources to pay the claims against it, it may be forced to cease operations or seek protection under applicable bankruptcy laws, changes in laws and regulations applicable to CryoLife, efforts by existing stockholders or others to gain influence or control over CryoLife may divert management's attention from CryoLife's operational recovery or otherwise be detrimental to the interests of the other stockholders, existing or other potential litigation initiated by stockholders or others; possible litigation by CryoLife if stockholders or others make proposals or statements which CryoLife does not believe to be fair or accurate or in the best interests of its other shareholders and other risk factors detailed in CryoLife's Securities and Exchange Commission filings, including CryoLife's Form 10-K filing for the year ended December 31, 2005, its most recent Form 10-Q, and CryoLife's other SEC filings. CryoLife does not undertake to update any forward-looking statements contained in this press release.

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